Exhibit 5

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Davis Polk & Wardwell LLP	212 450 4000 tel
450 Lexington Avenue	212 450 4800 fax
New York, NY 10017
June 1, 2010
Artio Global Investors Inc.
330 Madison Ave.
New York, NY 10017
Ladies and Gentlemen:
Artio Global Investors Inc., a Delaware corporation (the “Company”) is filing with the Securities and Exchange Commission a Registration Statement on Form S-1 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”) up to 4,200,000 shares of its Class A common stock, par value $0.001 per share (the “Class A Common Stock”), including up to 500,000 shares of Class A Common Stock subject to the underwriters’ over-allotment option, as described in the Registration Statement.
We, as your counsel, have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion expressed herein. Based on the foregoing, we advise you that, in our opinion, when (i) the price at which the Class A Common Stock to be sold has been approved by or on behalf of the Board of Directors of the Company and (ii) the Class A Common Stock has been delivered against payment therefor in accordance with the terms of the Underwriting Agreement referred to in the Prospectus which is a part of the Registration Statement, the Class A Common Stock will be validly issued, fully paid and non-assessable. Furthermore, we hereby confirm the opinion set forth under the caption “Material U.S. Federal Tax Considerations for Non-U.S. Holders of our Class A Common Stock” in the prospectus which forms part of the Registration Statement.
We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.
We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and further consent to the reference to our name under the captions “Validity of Class A Common Stock” and “Material U.S. Federal Tax Considerations for Non-U.S. Holders of our Class A Common Stock” in the Prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,
/s/ Davis Polk & Wardwell LLP